UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN

PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.     )

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

Potbelly Corporation
(Name of Registrant as Specified In Its Charter)

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111 North Canal Street, Suite 850

Chicago, Illinois 60606

Annual Shareholder Meeting

May 24, 2018

Supplemental Information Regarding

“Executive and Director Compensation—Employment Agreements” and

“Executive and Director Compensation—2017 Outstanding Equity Awards at Fiscal Year-End”

Potbelly Corporation is filing the following materials in support of the Board of Directors’ recommended vote at our 2018 Annual Meeting of Shareholders.

The following information updates, and to the extent inconsistent therewith supersedes, the information set forth in our proxy statement (the “Proxy Statement”), dated as of April 17, 2018.

Employment Agreements

In connection with his appointment as our new President and Chief Executive Officer, Alan Johnson entered into an employment agreement with the Company effective as of November 29, 2017 (the “Johnson Agreement”) pursuant to which he will serve as our President and Chief Executive Officer.

Pursuant to the Johnson Agreement, on November 29, 2017, Mr. Johnson was granted 78,125 restricted stock units and granted 200,401 stock options. The options were originally issued at an exercise price of $12.80, the closing price of the Company’s common stock on the date of the agreement. Effective May 14, 2018, Mr. Johnson and the Company agreed to increase the exercise price of Mr. Johnson’s options to $14.08 per share, a 10% increase from the original exercise price. The Company believes that increasing the exercise price of Mr. Johnson’s stock options to a premium above the market price at the time of the grant will better align Mr. Johnson’s compensation with the Company’s performance.

References in the Proxy Statement to the $12.80 exercise of Mr. Johnson’s stock options are amended to reference the new $14.08 exercise price.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on May 24, 2018.

This supplemental information, as well as our proxy statement for the 2018 Annual Meeting, form of proxy card and 2017 Annual Report, is available at www.stockholderdocs.com/PBPB.

Important information Regarding Voting

If you have already voted and you wish to change your vote, you may revoke your proxy by following any of the procedures described below. If you are a shareholder of record, to revoke your proxy:

•	submit a valid, later-dated proxy, or vote again by Internet or by phone after your original vote;

•	notify our corporate secretary in writing before the Annual Meeting that you have revoked your proxy; or

•	vote in person at the Annual Meeting.

Beneficial owners who wish to change the votes submitted on their voting instruction cards should contact their respective broker, bank or other nominee to determine how and when changes must be submitted so that the nominee can revoke and change their votes on their behalf.

If you wish to revoke your proxy or make changes to your voting instruction card, as applicable, you must do so in sufficient time to permit the necessary examination and tabulation of the subsequent proxy or revocation before the vote is taken.

We appreciate your time and consideration on these matters and ask for your support of the Board’s recommendations. If you have any questions or require any assistance with voting your proxy card, please contact our proxy solicitation firm, Mackenzie Partners, Inc. at:

MacKenzie Partners, Inc.

1704 Broadway, 27th Floor

New York, New York 10018

proxy@mackenziepartners.com

Call Collect: (212) 929-5500

or

Toll-Free: (800) 322-2885

Email: proxy@mackenziepartners.com